Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED
TERM LOAN AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED TERM LOAN AGREEMENT, dated as of April 29, 2020 (this “Amendment No. 1”), is by and among BRIXMOR OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”). Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of December 12, 2018 (the “Credit Agreement”), by and among the Borrower, the Lenders referenced therein and the Administrative Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby.
RECITALS
WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to so amend the Credit Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. As of the Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

1.1     Amendments to Section 1.01.

(a)The definition of “Total Capitalization Value” set forth in Section 1.01 of the Credit Agreement is amended by deleting the words “six (6) months for which the Borrower has reported financial results pursuant to Section 5.01, annualized,” in each of clauses (a), (b), (c) and (d) thereof and substituting the words “twelve (12) months for which the Borrower has reported financial results pursuant to Section 5.01” in place thereof.

(b)The definition of “Unencumbered Asset Value” set forth in Section 1.01 of the Credit Agreement is amended by (i) deleting the words “six (6) months for which the Borrower has reported results, annualized,” in each of clauses (a) and (f) thereof and substituting the words “twelve (12) months for which the Borrower has reported financial results pursuant to Section 5.01” in place thereof and (ii) deleting the words “six (6) months, annualized,” in clause (d) thereof and substituting the words “twelve (12) months” in place thereof.

(c)The following definitions set forth in Section 1.01 of the Credit Agreement are hereby restated in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(d)Section 1.01 of the Credit Agreement is amended by adding the following new definitions in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
1.2    Amendment to Section 3.18. Section 3.18 of the Credit Agreement is restated in its entirety to read as follows:

“SECTION 3.18    Affected Financial Institution. No Loan Party is an Affected Financial Institution.”
1.3    Amendment to Section 6.01. Section 6.01(a)(ii) of the Credit Agreement is amended by deleting the words “six (6) months for which the Borrower has reported financial results pursuant to Section 5.01, annualized,” and substituting the words “twelve (12) months for which the Borrower has reported financial results pursuant to Section 5.01” in place thereof.

1.4.    Amendment to Section 9.18. Section 9.18 of the Credit Agreement is restated in in its entirety to read as follows:

“SECTION 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.”

1.5    Amendment to Article IX. Article IX of the Loan Agreement is amended by adding the following new Section 9.20 immediately after Section 9.19:

“SECTION 9.20.    Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Derivatives Contracts or any other agreement or instrument that is a QFC (such support

“QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
As used in this Section 9.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the Lenders and Administrative Agent to enter into this Amendment No. 1, the Borrower represents and warrants to the Lenders and Administrative Agent that the following statements are true, correct and complete:
(i)    the execution, delivery and performance of this Amendment No. 1 and the Credit Agreement as amended by this Amendment No. 1 (the “Amended Agreement”, and together with this Amendment No. 1, the “Amendment Documents”) are within the Borrower’s partnership powers and have been duly authorized by all necessary partnership or other organizational action on the part of the Borrower;
(ii)    the execution, delivery and performance of this Amendment No. 1 (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for such filings as may be required with the SEC to comply with disclosure obligations, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or the Parent Companies or any order of any Governmental Authority, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or the Parent Companies or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries or the Parent Companies, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries or the Parent Companies;
(iii)    each of the Amendment Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(iv)    the representations and warranties made or deemed made by the Borrower in any Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) as of such earlier date); and
(v)    no Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment No. 1.

SECTION 3. CONDITIONS TO EFFECTIVENESS

This Amendment No. 1 shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of such conditions being referred to as the “Amendment Effective Date”):
(a)The Borrower, the Administrative Agent and the Required Lenders shall have indicated their consent to this Amendment No. 1 by the execution and delivery of the signature pages hereto to the Administrative Agent.

(b)The Borrower shall have paid to the Administrative Agent, for the account of each Lender executing this Amendment No. 1 on the Effective Date, a consent fee in an amount equal to 5.0 basis points of such Lender’s Loan Exposure; provided, however, the maximum aggregate consent fees paid to any Lender, together with any consent fees paid to such Lender or its affiliates on any corresponding amendments to the Borrower’s (x) Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 12, 2018, as amended to date, and (y) Term Loan Agreement, dated July 28, 2017, as amended to date, shall not exceed $50,000.

(c)The Administrative Agent shall have received all reasonable out-of-pocket costs and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel for which the Borrower agrees it is responsible pursuant to Section 9.03(a) of the Credit Agreement) that are due and payable in connection with this Amendment No. 1.

SECTION 4. MISCELLANEOUS

(a)Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)    On and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
(ii)    Except as specifically amended by this Amendment No. 1, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(iii)    The execution, delivery and performance of this Amendment No. 1 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
(iv)    This Amendment No. 1 shall constitute a Loan Document.

(b)Headings. Section and subsection headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose or be given any substantive effect.

(c)Applicable Law. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)Counterparts; Effectiveness. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page in accordance with Section 9.06(b) of the Credit Agreement shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	BRIXMOR OPERATING PARTNERSHIP LP

By:	Brixmor OP GP LLC, its General Partner

By:	BPG Subsidiary Inc., its sole member

By:    /s/ Steven Siegel
Name: Steven Siegel
Title: Executive Vice President, General Counsel and Secretary

LENDERS:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Lender
By:     /s/ Chadwick W. Shafer
Name: Chadwick W. Shafer
Title: Executive Director

BANK     OF AMERICA, N.A.

By:     /s/ Dennis Kwan
Name: Dennis Kwan
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:     /s/ Kristen Ray
Name: Kristen Ray
Title: Vice President

CITIBANK, N.A.

By:     /s/ Chris Albano
Name: Chris Albano
Title: Authorized Signatory

BANK OF MONTREAL

By:     /s/ Gwendolyn Gatz
Name: Gwendolyn Gatz
Title: Director

ROYAL BANK OF CANADA

By:     /s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION

By:     /s/ Brian Kelly
Name: Brian Kelly
Title: Senior Vice President

THE BANK OF NOVA SCOTIA

By:     /s/ Ajit Goswami
Name: Ajit Goswami
Title: Managing Director & Industry Head

MIZUHO BANK, LTD.

By:     /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Authorized Signatory

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY, and successor by merger to SUNTRUST BANK, as a Lender)

By:     /s/ Karen Cadiente
Name: Karen Cadiente
Title: Assistant Vice President

REGIONS BANK

By:     /s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Timothy J. Tillman
Name: Timothy J. Tillman
Title: Senior Vice President

THE BANK OF NEW YORK MELLON

By:     /s/ Abdullah Dahman
Name: Abdullah Dahman
Title: Vice President

TD BANK, N.A.

By:     /s/ Joseph Wenk
Name: Joesph Wenk
Title: Vice President